UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangement (unwritten) between the Company and David B. Crosier

In a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 30, 2009, Sealed Air Corporation (the “Company”) reported that David B. Crosier, a Senior Vice President of the Company, advised the Company of his decision to resign from the Company effective November 30, 2009 for personal and family reasons.  Mr. Crosier is a “named executive officer” for whom disclosure was required to be made by the Company in its most recent proxy statement pursuant to Item 402(c) of Regulation S-K.

On February 18, 2010, the Organization and Compensation Committee of the Board of Directors of the Company reviewed the circumstances of Mr. Crosier’s departure from Sealed Air.  As a result of his resignation, Mr. Crosier was at risk of forfeiting approximately $1.7 million in incentive and deferred compensation, comprising his 2009 bonus under the Annual Incentive Plan, his Stock Leverage Opportunity award of 1,617 restricted stock units in connection with his 2008 bonus under the Annual Incentive Plan, his two-year and three-year performance share unit awards made in early 2009 under the 2005 Contingent Stock Plan, and an award of 16,000 shares of restricted stock awarded on April 12, 2007 under the 2005 Contingent Stock Plan.  Based on his 2009 performance and his significant contributions to the Company’s business over the last three years, the Company’s President and Chief Executive Officer recommended, and the Organization and Compensation Committee approved, the award to Mr. Crosier of a special cash bonus of $260,000 and the waiver by the Committee of the forfeiture of 10,000 shares of the total of 16,000 shares of restricted stock awarded to Mr. Crosier on April 12, 2007.  The balance of Mr. Crosier’s incentive and deferred compensation was forfeited.

Employment Agreement (written) between a subsidiary of the Company and Robert A. Pesci

In a Current Report on Form 8-K/A filed with the SEC on November 3, 2009, the Company reported that Mr. Pesci resigned as a Senior Vice President of the Company.  Mr. Pesci is a “named executive officer” for whom disclosure was required to be made by the Company in its most recent proxy statement pursuant to Item 402(c) of Regulation S-K.  As indicated in that filing, Mr. Pesci continued as an employee of the Company.  Effective February 18, 2010, Mr. Pesci entered into an employment agreement with a subsidiary of the Company, Sealed Air Corporation (US) (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. Pesci shall continue his employment through December 31, 2010.  The Employment Agreement may be extended by mutual agreement of the parties for an additional period of not more than six months at a reduced compensation level.  During the term of the Employment Agreement, Mr. Pesci will provide such services as may be assigned by the President of Sealed Air Corporation (US) or his designee, which may include serving as the President and a Manager of an affiliated company, Biosphere Industries LLC.  Mr. Pesci shall continue to receive the same salary as he was receiving at the end of 2009.  He will also be entitled to participate in the employee benefits programs that he participated in at the end of 2009 on the terms that are offered to employees of the Company generally, with the exception of the programs that are specifically addressed in the Employment Agreement.  Mr. Pesci shall be entitled to receive a 2009 bonus under the terms of the Company’s Annual Incentive Plan, including the Stock Leverage Opportunity provision in accordance with his election made for the 2009 performance year.  He shall be eligible to receive a cash bonus for his performance during 2010 that will not be provided under the Annual Incentive Plan.  In consideration for his continued employment, Mr. Pesci agreed that, solely for the purposes of determining the pro rata portions that he will receive following the end of the respective performance periods for his two-year and three-year performance share unit awards made in early 2009 under the 2005 Contingent Stock Plan, he will be considered to have retired on December 31, 2009.  Mr. Pesci also agreed to a non-compete provision for two years following termination of his employment.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Policy on Recoupment of Incentive Compensation

On February 18, 2010, the Organization and Compensation Committee approved a revised policy on recoupment of incentive compensation from executives in the event of certain restatements.  The new recoupment policy is effective for periods beginning on or after January 1, 2010.

Under the new policy the Company will, to the extent permitted by governing law, require reimbursement to the Company of all or a portion of annual incentive compensation awarded to any executive officer of the Company or to the leader of any business unit or function of the Company where the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement due to error or misconduct (regardless of the executive officer’s or leader’s responsibility for such error or misconduct).  Previously, the Company’s policy provided for recoupment of the payment or award that was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, if, in the view of the Board, the officer or leader engaged in fraud or misconduct, or recklessly or negligently failed to prevent the fraud or misconduct, that caused or significantly contributed to the need for the substantial restatement.

A copy of the Company’s Policy on Recoupment of Incentive Compensation from Executives in the Event of Certain Restatements, as amended, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Clarifying Amendment to the Company’s Performance-Based Compensation Program

On February 18, 2010, the Company amended its Performance-Based Compensation Program to add the following language to the end of the first paragraph under the heading “Performance-based Awards of Common Stock” — “For purposes of clarification only, performance-based awards of common stock under this Performance-Based Compensation Program do not include “Performance Share Units,” which are separately addressed under the terms of the 2005 Contingent Stock Plan.”

The Company’s principal executive officer, principal financial officer and other “named executive officers” for whom disclosure was required to be made by the Company in its most recent proxy statement pursuant to Item 402(c) of Regulation S-K are eligible to receive performance-based awards of common stock under the Performance-Based Compensation Program.

A copy of the Company’s Performance-Based Compensation Program, as amended, is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01                        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Robert A. Pesci and Sealed Air Corporation (US), a subsidiary of the Company, effective February 18, 2010.
10.2	Sealed Air Corporation Policy on Recoupment of Incentive Compensation from Executives in the Event of Certain Restatements, as amended February 18, 2010.
10.3	Performance-Based Compensation Program of the Company, as amended February 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President, General Counsel and Secretary

Dated: February 24, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Robert A. Pesci and Sealed Air Corporation (US), a subsidiary of the Company, effective February 18, 2010.
10.2	Sealed Air Corporation Policy on Recoupment of Incentive Compensation from Executives in the Event of Certain Restatements, as amended February 18, 2010.
10.3	Performance-Based Compensation Program of the Company, as amended February 18, 2010.